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Deloitte & Touche LLP
Suite 1200
695 Town Center Drive
Costa Mesa, California 92626-1924                                    EXHIBIT 7.1

Tel: (714) 436-7100
Fax: (714) 436-7200
www.us.deloitte.com
                                                                        Deloitte
                                                                        & Touche

November 21, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read and agree with the comments in Item 4 of Form 8-K of Easyriders, Inc. dated November 17, 2000, with the exception of the statements made in the last paragraph (4) as to which we have no basis to agree or disagree.

Yours truly,

/s/ Deloitte & Touche LLP





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Deloitte     Carlsbad Las Vegas Los Angeles Phoenix Reno San Diego
Touche
Tohmatsu
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